Exhibit 10.35

THIRD AMENDMENT TO
RESEARCH AND LICENCE AGREEMENT

Made and entered in to this 29th day of March, 2018

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
a company duly registered under the laws of Israel of P O Box 95, Rehovot 76100, Israel
(hereinafter, “Yeda”)

and

CELL SOURCE LIMITED
a company duly registered under the laws of Israel of 5 Kineret St., Bnei Brak, Israel 5126237
(hereinafter, “Cell Source”)

WHEREAS
Yeda and Cell Source are parties to a research and licence agreement dated October 3, 2011, as amended by a first amendment thereto dated April 8, 2014 and a second amendment dated November 28, 2016 ("the R&L Agreement”); and

WHEREAS
Cell Source wishes to fund additional research at the Institute, to be carried out jointly by Prof. Zelig Eshhar and Prof. Yair Reisner until March 1, 2018, and thereafter by Prof. Zelig Eshhar and Prof. Ruth Arnon (the “Scientists”), as more particularly set out herein, and Yeda is willing, subject to and in accordance with the terms and conditions of this Amendment, to procure the performance of the additional research at the Institute,

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1.	Amendment.

1.1.
Terms and phrases used in this Amendment which are defined in the R&L Agreement shall have in this Amendment the same meaning as that attributed to them in the R&L Agreement, unless otherwise expressly defined in this Amendment.

1.2.
This Amendment and the R&L Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

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1.3.	The above preamble and the appendices hereto form an integral part of this Amendment.

2.	Additional Research.

2.1.
In addition to the Research conducted pursuant to the R&L Agreement, and in consideration of the sums to be paid by the Company to Yeda pursuant to clause 2.2 below, Yeda undertakes to procure the performance of the research program attached hereto as Annex A (the “Additional Research”) at the Institute during the 12-month period commencing on January 1, 2018 (the “Additional Research Period”).

2.1.1.	From January 1, 2018 until February 28, 2018, the Additional Research shall be performed under the supervision of Prof. Zelig Eshhar and Prof. Yair Reisner.

2.1.2.	From March 1, 2018 through the end of the Additional Research Period, the Additional Research shall be performed under the supervision of Prof Zelig Eshhar and Prof. Ruth Arnon.

2.2.	The Company undertakes to pay to Yeda the amount of US$ 100,000 (one hundred thousand US dollars) (the “Additional Research Budget”) as follows:

2.2.1.
The amount of US$ 50,000 (fifty thousand US dollars), to fund the portion of the Additional Research to be conducted under the supervision of Prof. Yair Reisner and Prof. Ruth Arnon, which amount shall be deducted from the Research Budget payable during the “year” of the Research, pursuant to the R&L Agreement, during with this Amendment is executed; and

2.2.2.
The amount of US$ 50,000 (fifty thousand US dollars) to fund the portion of the Additional Research to be conducted under the supervision of Prof. Zelig Eshhar. For avoidance of doubt no deduction shall be made to the Research Budget in respect of the payment of this amount.

2.3.
The Additional Research Budget shall be paid in full within 14 days of the date of execution hereof. Other than with respect to amount and payment dates, which shall be governed by the provisions hereof, the Additional Research Budget shall be governed by the terms of the R&L Agreement which pertain to the Research Budget.

2.4.
The provisions of sections 2.2 of the R&L Agreement shall apply mutatis mutandis in the case that one or both of the Scientists shall cease to be available for the supervision of the performance of the Additional Research.

2.5.	All right and title to the results of the Additional Research shall vest in Yeda, and such results shall be deemed Licensed Information pursuant to the R&L Agreement.

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2.6.
With respect to the Company’s license to the results of the Additional Research only, the definition of “Products” in the R&L Agreement shall be deemed to include products for CAR-T cell therapy for treatment of disease.

2.7.
Notwithstanding the provisions of sections 4.1 and 4.2 of the R&L Agreement, Yeda shall procure submission by the Scientists of a written report finalizing the results of the Additional Research within 60 days of the conclusion of the Additional Research, no interim reports being required, and Yeda shall submit to the Company a final financial report within 60 days of the conclusion of the Additional Research, no interim financial reports being required.

2.8.	No representation or warranty is granted by the Company with respect to the results of the Additional Research, as set forth more fully in section 2.3 of the R&L Agreement.

2.9.	The provisions of the sections 2.2 and 2.3 of the R&L Agreement shall apply to the Additional Research.

2.10.	The terms and conditions of the R&L Agreement with respect to the Research shall apply mutatis mutandis to the Additional Research and the results thereof, unless expressly provided otherwise herein.

3.
Entire Agreement. For the avoidance of doubt, the R&L Agreement and this Amendment constitute the entire agreement between the parties hereto in respect of the subject matter hereof, and supersede all prior agreements or understandings between the parties relating to the subject matter hereof (including any previous correspondence in this regard, between the parties, or on their behalf) and may be amended only by a written document signed by both parties hereto.

IN WITNESS WHEREOF the parties hereto have set their signatures as of this 29th day of March, 2018.

For YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED		for CELL SOURCE LIMITED

Signature:	/s/ Mudl Sheves /s/ Gil Granot- Mayor	Signature:	/s/ Itamar Shimrat

Name	Prof. Mudl Sheves Gil Granot-Mayor	Name:	Itamar Shimrat
Title	Chairman CEO	Title:	Chief Executive Officer

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Annex A
Additional Research

Work plan for Cell Source: 1st April 2018    -    June 2019*
1.	Human studies:

A.           Human VETO-project: continue collaboration with Zelig.
A.1
Define optimal procedure for attaining VETO-CAR cells that retain their veto activity in-vitro after transfection and exhibit specific killing of a tumor cell line expressing the CAR antigen target using the vector against Her-2.

A.2	Based on A1 attempt to optimize VETO-CAR cells for multiple myeloma.

B.	Continue our attempts to develop a short assay for veto activity.

Mouse studies:

B.	Continue to optimize the use of genetically modified veto cells (OT1-veto) as opposed to OT1 and veto infused separately.

C.	Finalize the study on the potential role of Tcm plus BM in the treatment of autoimmune NOD diabetic mice.

D.	Continue to investigate the potential role of Tcm plus BM in the treatment of sickle cell disease in mice.

E.	Continue to investigate the feasibility of generating anti-leukemia veto cells following immunization of the donor with leukemia specific antigens.

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